Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-255487) pertaining to the 2021 Equity Incentive Plan, 2021 Employee Stock Purchase Plan, 2018 Equity Incentive Plan, and 2008 Equity Incentive Plan of Impel Neuropharma, Inc. of our report dated March 29, 2022, with respect to the consolidated financial statements of Impel Neuropharma, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Seattle, Washington

March 29, 2022